Exhibit 99.1

META Provides Update to Shareholders on Exchange

Process and Timing

metamaterial.com/meta-provides-update-to-shareholders-on-exchange-process-and-timing

June 29, 2021

HALIFAX, NS / ACCESSWIRE / June 29, 2021 / Meta Materials Inc. (the “Company” or “META®”) (NASDAQ:MMAT) a developer of high-performance functional materials and nanocomposites, today provided an update to its shareholders regarding the finalization of distribution of the Series A Preferred share dividend and the MMAT shares to be distributed to former holders of Metamaterial Inc.’s common shares that were traded on the Canadian Securities Exchange (the “CSE”) prior to closing of the business combination with Torchlight Energy Resources, Inc. (“Torchlight”), which was effective at 12:01 AM EDT on June 28, 2021.

The Series A Preferred share dividend was distributed by Torchlight’s transfer agent on June 25, 2021 to shareholders of record of Torchlight on June 24, 2021. The Depository Trust Company (“DTC”) informed META that formal allocation of the shares to individual accounts should occur on or about Wednesday June 30, 2021 pending the receipt of certain documentation by DTC. Once the DTC allocation is completed, holders of the Series A preferred shares should be able to determine appropriate allocations in their individual accounts.

Former holders of Metamaterial Inc.’s common shares (that were previously traded on the CSE) are entitled to receive 1.845 META shares for each previously held common share of Metamaterial Inc. This consideration is payable either directly in META shares or in Exchangeable Shares of a wholly-owned subsidiary of META that reflect the same exchange ratio on issuance. The form of consideration that is received will depend on the election made by the shareholder in a Letter of Transmittal filed by the shareholder earlier in 2021. The deadline for election of Exchangeable Shares has passed.

To complete the share exchanges, META’s transfer agent, AST Financial in the US and AST Trust Company (Canada) (“AST”) must perform detailed reconciliations of shareholder records held by them, as well as by the depositories DTC and CDS Clearing and Depository Services Inc., along with reconciliations of the Letters of Transmittal received to ensure that the exchange of old Metamaterial Inc.’s common shares for META’s shares is accurate and that the shares are being provided to the proper owners. These reconciliations require a bit of time to complete.

AST informed us today that the required reconciliations and share transfers cannot be completed until on or about Friday July 2, 2021 due to administrative procedures. During the proxy process and the Offering Circular communications we did make clear that the exchanges would be performed after the closing in as expeditious a manner as reasonable.

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After lengthy review and discussions with AST, META believes that the process is being performed in a highly diligent fashion and at the most deliberate speed, especially given the Canada Day holiday on July 1, 2021. All exchanges of Metamaterial Inc.’s securities surrendered with a valid and duly executed Letter of Transmittal, up to and including June 25, 2021, will have an effective date of June 28, 2021.

For those registered shareholders who hold certificates or DRS (Direct Registration Statements) and have not submitted a letter of transmittal, you will be required to submit the Letter of Transmittal surrendering your position, along with your physical share certificate if applicable, in Metamaterial Inc., in order to receive your META shares. You may find the letter of transmittal form in the investors section of our website under FAQs .

We are committed to expediting this process as much as we are able, and we truly appreciate your patience as we transition to a NASDAQ listed company.

About Meta Materials Inc.

META® delivers previously unachievable performance, across a range of applications, by inventing, designing, developing, and manufacturing sustainable, highly functional materials. Our extensive technology platform enables leading global brands to deliver breakthrough products to their customers in consumer electronics, 5G communications, health and wellness, aerospace, automotive, and clean energy. Our achievements have been widely recognized, including being named a Global Cleantech 100 company. Learn more at www.metamaterial.com .

Forward Looking Information

This press release includes forward-looking information or statements within the meaning of Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, regarding the Company and its business, which may include, but are not limited to, statements with respect to the business strategies, product development and operational activities of the Company. Often but not always, forward-looking information can be identified by the use of words such as “potential,” “predicts,” “projects,” “seeks,” “plans,” “expect”, “intends”, “anticipated”, “believes” or variations (including negative variations) of such words and phrases, or statements that certain actions, events or results “may”, “could”, “should,” “would” or “will” be taken, occur or be achieved. Such statements are based on the current expectations and views of future events of the management of the Company and are based on assumptions and subject to risks and uncertainties. Although the management of the Company believes that the assumptions underlying these statements are reasonable, they may prove to be incorrect. The forward-looking events and circumstances discussed in this release may not occur and could differ materially as a result of known and unknown risk factors and uncertainties affecting the Company, including risks related to the timing of the

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share transfers in connection with the transaction with Torchlight Energy Resources, Inc., the management and potential divestiture of the assets in the Company’s oil and gas business, the potential benefits of the Company being publicly listed on the Nasdaq Capital Market, the potential benefits of the transaction with Torchlight Energy Resources Inc. to the Company’s stockholders, the research and development projects of the Company, the market potential of the Company’s products, the investment priorities and manufacturing plans of the Company, the scalability of the Company’s production ability, the technology industry, market strategic and operational activities, and management’s ability to manage and to operate the business. More details about these and other risks that may impact the Company’s businesses are described under the heading “Risk Factors” in the Company’s Form 10-Q filed with the SEC on May 14, 2021, in the Company’s Form 10-K filed with the SEC on March 18, 2021, and in subsequent filings made by Meta Materials with the SEC, which are available on SEC’s website at www.sec.gov. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. Accordingly, readers should not place undue reliance on any forward-looking statements or information. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events, or otherwise, except to the extent required by law.

CONTACT:

Mark Komonoski

Senior Vice President

Integrous Communications

Phone: 1-877-255-8483

Email: ir@metamaterial.com

Media inquiries:

media@metamaterial.com

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